UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 02, 2026

Ultragenyx Pharmaceutical Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36276	27-2546083
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Leveroni Court
Novato, California		94949
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 415 483-8800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	RARE	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On September 2, 2026, Ultragenyx Pharmaceutical Inc. (“Ultragenyx” or the “Company”) announced results from the Phase 3 Aspire study for apazunersen (GTX-102) in Angelman syndrome. The study did not achieve the primary endpoint of change from Baseline in Bayley-4 cognitive raw score nor the key secondary endpoint of net response in Multidomain Responder Index (“MDRI”). The safety profile observed in Aspire was consistent with Phase 1/2.

In Aspire, the randomized groups were comparable at baseline and consistent with the patients studied in Phase 2. There were no differences between the treated and control groups that could support efficacy in the Bayley Cognition raw scores nor in the MDRI when looking at net response or mean changes of the individual five endpoints included in the MDRI.

The Company will evaluate the apazunersen program in light of this outcome and make a decision on its disposition. The Company will also assess its planned operations to define and implement significant expense reductions, while supporting its growing commercial business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ultragenyx Pharmaceutical Inc.

Date:	September 2, 2026	By:	/s/ Howard Horn
Howard Horn Executive Vice President, Chief Financial Officer, Corporate Strategy